EXHIBIT 99.1

*Cusip # 00826WAC5

NOTICE OF REDEMPTION

 11% Senior Notes Due 2007 (the “Notes”)

Issued Under Indenture Dated as of

April 2, 1997

NOTICE IS HEREBY GIVEN pursuant to the provisions of Section 3.3 of Article Three of the above-mentioned Indenture (the “Indenture”) between Affinity Group Holding, Inc. (the “Company”) and The Bank of New York, as Trustee (the “Trustee”), through operation of the optional redemption provision set forth in paragraph 5 of the Notes and Section 3.1 of the Indenture, the Company has called for redemption on July 21, 2003 (the “Redemption Date”) $30,000,000 in principal amount of Notes at a Redemption Price of 103.667% of the principal amount of the Notes to be redeemed plus accrued interest to the Redemption Date.

Unless the Company defaults in making such redemption payment or the paying agent set forth below is prohibited from making such payment pursuant to the terms of the Indenture, on and after the Redemption Date, interest on the Notes will cease to accrue.

For all purposes of the Indenture, the Notes called for redemption in accordance with the foregoing will be deemed to be no longer outstanding from and after the Redemption Date and all rights with respect thereto, except as stated herein, will cease as of the close of business on that same date.

On the Redemption Date, the principal amount of the Notes called for redemption will become due and payable upon presentation of the Notes for payment as indicated below.

Notes called for redemption must be surrendered for payment at the following location; which is the principal corporate trust office of the Company’s paying agent in New York, New York:

By Hand	By Mail
(8:30 AM to 4:30 PM)
The Bank of New York	The Bank of New York
Corporate Trust Window Services	111 Sanders Creek Parkway
Lobby Level	East Syracuse, New York 13057
101 Barclay Street	Attn: Redemption Unit
New York, New York 10286

By Overnight Courier

The Bank of New York
101 Barclay Street
Bond Redemption Unit 11-E
New York, New York 10286

For Notes presented and surrendered by mail, the use of Registered or Certified Mail is suggested.

* No representation is made as to the correctness or accuracy of the CUSIP number listed in this notice or printed on the Notes.

By:	The BANK OF NEW YORK,
Trustee

Dated:

UNDER THE BACKUP WITHHOLDING PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”), WE WILL BE REQUIRED TO WITHHOLD THIRTY ONE PERCENT (31%) OF ANY GROSS PAYMENT TO A HOLDER WHO FAILS TO PROVIDE US WITH A CERTIFIED TAXPAYER IDENTIFICATION NUMBER (EMPLOYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER).  PLEASE COMPLETE THE ENCLOSED CERTIFICATION (SUBSTITUTE FORM W-9) (FOREIGN HOLDERS SHOULD COMPLETE FORM W-8) AND ATTACH IT TO THE NOTES BEING PRESENTED FOR REDEMPTION.  IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING UNDER THE CODE, PLEASE PROVIDE YOUR TAX IDENTIFICATION NUMBER AND SO INDICATE IN PART II OF THE ENCLOSED FORM.